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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 24, 1998







                            OXFORD HEALTH PLANS, INC.
             (Exact name of registrant as specified in its charter)


            Delaware                    0-19442               06-1118515
(State or other jurisdiction)          (Commission          (IRS Employer
       of incorporation)               File Number)         Identification No.)


    800 Connecticut Avenue, Norwalk, Connecticut                  06854
       (Address of principal executive offices)                 (Zip Code)


                                 (203) 852-1442
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

         The Company's Press Release, dated February 24, 1998, is attached as an Exhibit hereto and incorporated herein by reference.

         The Series A Preferred Stock and the Series B Preferred Stock referred to in the Press Release will not be redeemable by the Company prior to the fifth anniversary of their original issuance. Thereafter, subject to certain conditions, the Series A and Series B Preferred Stock will be redeemable at the option of the Company for an aggregate redemption price of $245 million and $105 million, respectively (in each case, plus accrued and unpaid dividends), and will be subject to mandatory redemption at the same price on the tenth anniversary of their original issuance.

         The Series A Warrants and the Series B Warrants referred to in the Press Release will expire on the earlier of the tenth anniversary of their original issuance or redemption of the related series of Preferred Stock. The Warrants will be detachable from the Preferred Stock.

ITEM 7.  Financial Statements and Exhibits

         (c)   Exhibits

                  99(a)    Press Release dated February 24, 1998


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        OXFORD HEALTH PLANS, INC.


Date: February 24, 1998                 By:   /s/  BRENDAN R. SHANAHAN
                                           ------------------------------------
                                                    BRENDAN R. SHANAHAN
                                               Vice President and Controller


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                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
                                  EXHIBIT INDEX



Exhibit                                                                  Page
Number                     Description of Document                      Number
------                     -----------------------                      ------

 99(a)           Press Release dated February 24, 1998                    4


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